UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

GEE GROUP INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7751 Belfort Parkway, Suite 150, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	JOB	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

The audit committee (the “Audit Committee”) of GEE Group Inc. (the “Company”) (NYSE American: JOB) was recently made aware of the existence of an Executive Employment Agreement dated April 27, 2023 between the Company and Allison Dewan, naming Ms. Dewan as the Company’s Vice President of Corporate Development (the “AD Employment Agreement”). Ms. Dewan is the daughter of Derek Dewan, the Company’s Chairman and Chief Executive Officer. The existence and terms of the AD Employment Agreement have not previously been disclosed in the Company’s filings with the Securities and Exchange Commission.

The Audit Committee is currently conducting an independent inquiry into the AD Employment Agreement, including, but not limited to, its origin and appropriate authorization, the applicable disclosure controls and procedures and internal controls over financial reporting governing the AD Employment Agreement, and whether the AD Employment Agreement was subject to disclosure as a related party transaction as the total annual (or annualized) value of all compensation (including perquisites and potential severance and change of control payments) paid or payable to Ms. Dewan pursuant to the terms of the AD Employment Agreement for each of the fiscal years since its inception exceeded $120,000.

The AD Employment Agreement provides for a five year term of employment ending on April 26, 2028, unless employment is earlier terminated in accordance with the provisions thereof and after the initial term has a standard one-year automatic extension clause if there is no notice by the Company or Ms. Dewan of termination. The AD Employment Agreement provides for an initial base salary of $110,000 per year, which can be increased, but not decreased, in accordance with the Company’s compensation policies. Pursuant to the AD Employment Agreement Ms. Dewan is eligible to receive discretionary or target based bonuses and to participate in Company equity-based incentive compensation and benefit plans. The AD Employment Agreement also provides that Ms. Dewan shall receive and/or or shall be eligible to receive certain other perquisites. The AD Employment Agreement further contains termination, non-compete, non-solicitation and confidentiality provisions and provides for severance and change of control provisions that are comparable to those provided to the Company’s executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP INC.

Date: September 28, 2026	By:	/s/ Kim Thorpe
	Name:	Kim Thorpe
	Title:	Chief Financial Officer

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